                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-84217 and No. 333-95905) of Accrue Software, Inc. of our reports dated April 11, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


San Jose, California

July 11, 2000

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